Exhibit 99.1

PASSUR®
AEROSPACE

KNOW NOW™

Executive Offices
One Landmark Square
Suite 1900
Stamford, CT 06901
203.622.4086: tel
203.629.2970: fax

Research & Production
35-1 Orville Drive
Bohemia, NY 11716
631.589.6800: tel
631.589.6858: fax

FOR IMMEDIATE RELEASE

Contact:	Media:	Investor Relations:
	Ron Dunsky	Louis J. Petrucelly
	SVP Marketing and New Business Development	SVP & Chief Financial Officer
	(203) 622-4086	(203) 622-4086
	rondunsky@passur.com	lpetrucelly@passur.com

PASSUR® AEROSPACE ANNOUNCES RESULTS FOR THE THIRD QUARTER ENDED JULY 31, 2017, GROWING NUMBER OF EMPLOYEES BY OVER 20% FROM SAME PERIOD IN 2016

•
increasing investment in development, sales and marketing and management professionals to pursue revenue opportunities in the market, build and implement solutions sought by our customers and achieve near-term and future revenue growth objectives

•	increasing footprint in the international market with new contract with major international airline

Stamford, CT, September 12, 2017 — PASSUR® Aerospace, Inc. (OTC: PSSR), a business intelligence, predictive analytics, and big data company, announced revenues of $3,332,000 for the three months ended July 31, 2017, compared with $3,827,000 for the same period in fiscal year 2016, a decline of $495,000, or 13%. For the nine months ended July 31, 2017, revenues totaled $10,371,000, compared with $11,072,000 for the same period in fiscal year 2016, a decline of $701,000, or 6%, of which, $283,000 resulted from a decline in non-recurring revenue. The decline in revenues for the three months and nine months ended July 31, 2017, was due in part to the non-renewal of a customer contract, which the Company believes will be offset by revenues from new contracts expected to be acquired during fiscal year 2017, on an annualized run-rate basis, and a decline in non-recurring revenue.

For the three months ended July 31, 2017, the Company incurred a net loss of $579,000, or $0.08 per diluted share, compared with net income of $181,000, or $0.02 per diluted share for the same period in fiscal year 2016. For the nine months ended July 31, 2017, the Company incurred a net loss of $874,000, or $0.11 per diluted share, compared with a net income of $328,000, or $0.04 per diluted share for the same period in fiscal year 2016. Contributing to the Company's net loss for both the three and nine months ended July 31, 2017, was a reduction in revenue, as well as an increase in operating expenses due to our continued investments in development, sales and management professionals to pursue revenue opportunities in the market, and to build and implement solutions sought by our customers.

"We have invested more this year in our Company than in recent years because the demand for our better intelligence to operate airline and airport operations is growing – and we expect it to grow both domestically and internationally,' said Jim Barry, President & CEO. "Our 2017 revenue has declined, but we anticipate revenue from contracted business with near-term deliveries to increase in the near and long term. We believe these investments will ultimately lead to new transformative capabilities for our customers and shape the future of how our customers use information and business intelligence to run operations."

Business highlights during the quarter:

•
PASSUR is moving aggressively into the international market and has contracted with a major international airline to provide several core modules of PASSUR Integrated Traffic Management (PITM), designed to increase flight predictability and minimize delays and disruptions by addressing costly and complex air traffic constraints.

•
PASSUR is partnering with GE to advance airline and airport operations integrating multiple data sources with the industrial internet. PASSUR has entered into an agreement with GE pursuant to which PASSUR and its customers will discuss with GE new digital solutions to address operational challenges and GE will apply the best practices of decision support design to help PASSUR bring leading-edge solutions to its customers.  With iterative input from their customers, PASSUR is in the process of creating the next generation of aviation intelligence solutions, to address its customers' biggest operational challenges and opportunities with the goal of improving overall airline and airport reliability, service, and cash flow – and is utilizing GE to help accelerate this journey. The agreement with GE is also an important milestone in both companies' active investment in the Industrial Internet, by advancing the integration of multiple data sources from disparate systems, together with machine learning, onto an integrated decision support solution.

•
PASSUR announced it has contracted with Broward County's Fort Lauderdale-Hollywood International Airport for an information and automation solution designed to increase traffic flows and capacity, and reduce delays and congestion, at one of the nation's fastest growing commercial airports. This new capability, built on modules of PASSUR Surface Management solutions, is applicable to all airports where demand is growing and the capacity of existing infrastructure is highly constrained – including regions like South Florida, where sustained growing demand is pushing the limits of the existing aviation infrastructure.

About PASSUR® Aerospace, Inc.
PASSUR Aerospace is a leading business intelligence company, providing predictive analytics and decision support technology for the aviation industry, primarily to improve the operational performance and cash flow of airlines and the airports where they operate. PASSUR Aerospace's information solutions are used by the largest five North American airlines, used at all the top 30 North American airports, and by more than 200 corporate aviation customers, as well as the U.S. government. Over 125 airlines and over 60 airports world-wide use PASSUR products.

PASSUR Aerospace owns and operates the largest commercial passive radar network in the world which updates flight tracks every 1 to 4.6 seconds, powering a proprietary database that is accessible in real-time and delivers timely, accurate information and solutions via PASSUR's industry-leading algorithms and business logic included in its products.

Visit PASSUR Aerospace's website at www.passur.com for updated products, solutions, and news.

PASSUR, Airwayz, NextGen2 and NextGen3 are trademarks or registered trademarks of PASSUR Aerospace, Inc. in the U.S. All other companies and product names of those companies contained herein may be trademarks of their respective holders.

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions, and are identified by words such as "will", "expects", "estimates", "projects", "anticipates", "believes", "intends", "plans", "may", "pending", "continues", "should", "could" and other similar words. All statements other than statements of historical fact are forward-looking statements and such forward-looking statements, including statements of management's expectations and beliefs, are based on preliminary information and assumptions and expectations of future events.  The Company cannot and does not guarantee that such information, assumptions, and expectations are accurate or will be realized. These forward-looking statements are not guarantees of future performance or results, and should be evaluated in light of important risk factors, assumptions, and uncertainties that could cause the Company's results to differ in material respects, including those related to customer needs, budgetary constraints, competitive pressures, the success of airline trials, the profitable use of the Company's owned PASSURs located at major airports, the Company's maintenance of above average quality of its product and services, as well as potential regulatory changes. Further information regarding some of the factors that could affect the Company's results and cause those results to vary materially from those currently anticipated is contained on Forms 10-K - including under the heading entitled "Risk Factors", 10-Q, and other reports filed with the Securities and Exchange Commission. In addition, undue reliance should not be placed on the Company's forward-looking statements.  Any forward-looking statement made by the Company in this press release speaks only as of the date on which we made it.  Except as required by law, the Company disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events, or other developments.

PASSUR Aerospace, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS

	July 31, 2017	October 31, 2016
	(unaudited)
Assets
Current assets:
Cash	$813,192	$1,523,655
Accounts receivable, net	603,458	1,073,498
Deferred tax assets, current	418,889	418,889
Prepaid expenses and other current assets	364,281	217,410
Total current assets	2,199,820	3,233,452

PASSUR Network, net	6,169,478	5,739,753
Capitalized software development costs, net	8,957,601	8,263,533
Property and equipment, net	1,004,926	1,187,158
Deferred tax assets, non-current	1,271,900	1,250,833
Other assets	186,046	208,755
Total assets	$19,789,771	$19,883,484

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$612,376	$356,387
Accrued expenses and other current liabilities	852,372	936,272
Deferred revenue, current portion	3,274,064	3,140,292
Total current liabilities	4,738,812	4,432,951

Deferred revenue, long term portion	489,746	423,346
Notes payable - related party	2,700,000	2,700,000
Total liabilities	7,928,558	7,556,297

Commitment and contingencies

Total stockholders' equity	11,861,213	12,327,187
Total liabilities and stockholders' equity	$19,789,771	$19,883,484

PASSUR Aerospace, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2017	2016	2017	2016

Revenues	$3,331,898	$3,827,108	$10,371,235	$11,071,991

Cost and expenses:
Cost of revenues	1,489,703	1,647,033	4,713,839	4,779,657
Research and development expenses	186,352	231,742	600,205	641,255
Selling, general, and administrative expenses	2,107,303	1,585,989	5,814,285	4,946,624
	3,783,358	3,464,764	11,128,329	10,367,536

(Loss)/Income from operations	$(451,460)	$362,344	$(757,094)	$704,455

Interest expense - related party	41,400	44,367	122,850	141,933
Other Loss	-	-	5,221	-
(Loss)/Income before income taxes	(492,860)	317,977	(885,165)	562,522
Provision/(benefit) for income taxes	86,500	136,677	(11,141)	234,512
Net (loss)/income	$(579,360)	$181,300	$(874,024)	$328,010

Net (loss)/income per common share - basic	$(0.08)	$0.02	$(0.11)	$0.04
Net (loss)/income per common share - diluted	$(0.08)	$0.02	$(0.11)	$0.04

Weighted average number of common shares outstanding - basic	7,696,091	7,690,199	7,693,069	7,676,170
Weighted average number of common shares outstanding - diluted	7,696,091	7,751,483	7,693,069	7,725,333